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                                                                   Exhibit 10.58

                           FIRST AMENDMENT OF LEASE

          This First Amendment of Lease is made as of this 30th day of January, 1996, by and between Robert D. Scinto, of Easton, Connecticut (hereinafter referred to as "Landlord"), and Information Management Associates, Inc., a Connecticut corporation (hereinafter referred to as "Tenant").

          In consideration of the mutual benefits and obligations set forth herein, the parties hereby amend a certain lease between them dated October 6, 1993, for the lease of space in Landlord's building at One Corporate Drive, Shelton, Connecticut (the October 6, 1993 lease and all amendments thereto hereinafter referred to collectively as the "Lease"), in the following manner:

          A. Paragraph 1.01 of the Lease is deleted and is replaced with the following:

               "1.01 The Leased Premises is located on the fourth floor in Landlord's building at One Corporate Drive, Shelton, Connecticut (the "Building"). The square footage constituting Tenant's Net Rentable Area and the space constituting the Leased Premises vary over the Term of the Lease. The square footage of Tenant's Net Rentable Area and the description of the space constituting the Leased Premises during the various periods during the Term of the Lease are set forth in the following table:

            Period        Tenant's Net        Locations Of Space Comprising
                          Rentable Area              Leased Premises

        4/1/94 to First      18,137       The space shown on Exhibit A as the
        First Expansion                   "Original Space"
        Commencement Date

        First Expansion      25,147       The Original Space and the space
        Commencement Date                 shown on Exhibit A as the "First
        to the End of                     Expansion Space"
        the Term


          B. Paragraph 1.02 of the Lease is deleted, as the information previously contained in it is now included as a part of paragraph 1.01."

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          C. Paragraph 1.03 of the Lease is deleted and replaced with the following:

               "1.03 The Initial Term of the Lease is from April 1, 1994 to the end of the day on March 31, 2004."

          D. Paragraph 1.04 of the Lease is deleted and is replaced with the following:

               "1.04 The "Commencement Date" is April 1, 1994. The "First Expansion Commencement Date" is the date upon which possession of the First Expansion Space is delivered to Tenant."

          E. Paragraph 1.05 of the Lease is deleted and is replaced with the following:

               "1.05 The Basic Minimum Annual Rent for the Initial Term is:


      Period                Basic Minimum Annual      Monthly Installments
                                    Rent

4/1/94 to 9/30/95               $     00.00                  $00.00

10/1/95 to 3/31/96              $145,095.96              $12,091.33

4/1/96 to 3/31/99               $181,370.04              $15,114.17

4/1/99 to the end of            $311,956.44              $25,996.37
the Initial Term

          Beginning on the First Expansion Commencement Date, the Basic Minimum Annual Rent indicated in the above table shall be increased, as follows:

          [i] for the period from the First Expansion Commencement Date to March
              31, 1999 - by $94,635 per annum ($7,886.25 per month); and

          [ii] for the period from April 1, 1999 to the end of the Initial Term
               - by $94,635 per annum multiplied by the "CPI Factor".

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          The "CPI Factor" is the fraction whose numerator is the CPI for
          January 1999 and whose denominator is the CPI for January 1996, which fraction shall be deemed to in no event be less than 1. The "CPI" is defined in paragraph 4.03. The Basic Minimum Annual Rent shall be paid in monthly installments."

          F. Article XXI (Tenant's Right To Terminate) is deleted and a new
Article XXI is substituted in its place, as follows:

                                  "ARTICLE XXI

                        Delivery of First Expansion Space

             21.01 Article XIX governs Landlord's obligations with respect to the fit-out of the original Leased Premises, which have been completed, to Tenant's satisfaction.

             21.02 It is acknowledged that as of the date of the First Amendment of Lease, the First Expansion Space is occupied by another tenant, who intends to vacate the same pursuant to an agreement with Landlord which Landlord is negotiating contemporaneously with this First Amendment of Lease. If, as of the date of this First Amendment of Lease said other tenant has not already vacated the First Expansion Space, Landlord shall use Landlord's best efforts to obtain possession of the same as soon as possible. As soon as Landlord has obtained possession of the First Expansion Space from said other tenant, Landlord shall promptly thereafter provide possession of the same to Tenant, in as-is condition, broom clean and free of all personal property not belonging to Tenant."

          G. Exhibit A of the Lease is deleted and is replaced with the Exhibit A attached to this First Amendment of Lease.

          In the event of any conflict between this First Amendment of Lease and the October 6, 1993 lease, this First Amendment of Lease shall control, the Lease being, and

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is to remain, in full force and effect in all other respects.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.


                                    Information Management Associates, Inc.


                                    by /s/ Gary R. Martino
                                      ----------------------------------
                                      its duly authorized

                                      CHAIRMAN CFO
                                      ----------------------------------


                                      /s/ Robert D.  Scinto
                                      ----------------------------------
                                      Robert D. Scinto

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State of Connecticut
                             ss City/Town of Shelton
County of New Haven

          Personally appeared Gary R. Martino, signer and sealer of the foregoing instrument and the duly authorized Chairman/CFO of Information Management Associates, Inc., who acknowledged the same to be his free act and deed and the duly authorized free act and deed of Information Management Associates, Inc., before me, this 10th day of January, 1996.


                                        /s/ Melanie A. Burns
                                        ---------------------------------
                                        Notary Public

                                        [NOTARIAL STAMP APPEARS HERE]


State of Connecticut
                             ss City/Town of Shelton
County of Fairfield

          Personally appeared Robert D. Scinto, signer and sealer of the foregoing instrument, who acknowledged the same to be his free act and deed, this 30th day of January, 1996.


                                        /s/ Eleanor M. Choate
                                        ---------------------------------
                                        Notary Public

                                        [NOTARIAL STAMP APPEARS HERE]

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